Exhibit 10.30


                             Co-Marketing Agreement




                            concluded by and between



                         PROTON WORLD INTERNATIONAL S.A.
                    10 rue du Planeur, 1130 Brussels, Belgium



                                of the one part,
                       -hereinafter referred to as "PWI" -


                                       and




                          Smart Chip Technologies, Inc.
              740 East 3900 South, Salt Lake City, Utah 84107, USA
                      - hereinafter referred to as "SCTN" -

                               of the other part.


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                            Confidential Information

1.       Recitals

         PWI has developed and owns a Card and Application Life-Cycle architecture (the "CALC Architecture") being a set of open platform based tools to manage the life-cycle of the multi-applications smart card based technology known under the name "Proton Prisma", including personalising and dynamic downloading of applications, and the Data File Management ("DFS") pertaining thereto, (hereafter referred to as the "CALC Technology").

         SCTN is a Software Technology Company with a patent protected loyalty application for use in the smart card and wireless environment. The software is designed to operate on smart cards, point-of-sale terminals, and smart devices such as personal digital assistants. SCTN also provides complete loyalty program management, transaction processing, and accounting services through its LoyaltyCentral(tm) software and back office operation.

2.       Functional Scope of the Agreement

         PWI and SCTN agree to cooperate on the marketing and sale of joint solutions based on PWI's multi-application smart card based technology know as "Proton Prisma" and SCTN's Loyalty Application as set out in detail in this Agreement.

3.       Subject of the Agreement

         The cooperation between PWI and SCTN encompasses the aspects described below:

3.1.     Leads

         If a third party desires to establish contact with one of the partners ("Lead"), the other party agrees to proceed as follows:

         a) In cases where one of the partners is directly mentioned by name, the other party agrees to refer the Lead immediately to the party concerned, if possible accompanied by the following information: see Annex 1, Lead Details (schedule of minimum information on Leads).

         b) In cases where neither of the partners is mentioned directly by name, but where it can be reasonably deduced which partner is intended, the Leads will be referred to the party concerned in the same way as described in a) above.

         c) Press Leads should be followed up by the party receiving them. However, the other party must be informed immediately. The procedure is in accordance with 3.10 below.

         d) All other third party leads need not be referred to the other party, especially in the case of associations, government agencies or suppliers, unless the third party requests SCTN services offered by PWI or vice versa.

co-MKTG PWI-SCTNv21.doc                 2                               10/19/01
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                            Confidential Information


         e) Beyond the information described in Annex 1, no customer information should be exchanged with the other party in particular no lists of customers will be shared. It is further agreed that no information on a party's suppliers is to be exchanged with the other party except when necessary for compliance with the terms of this agreement or the Licensing agreement signed on October, XX 2001.

3.2.     Promotional material

         SCTN and PWI agree to supply each other with adequate quantities of their promotional material, and to use the same to promote each others products when appropriate for the sales situation. The joint development of any combined promotional material must be agreed before hand in writing on a case by case basis as a supplement to this Agreement. The written agreement must include, in particular, a provision on the allocation of the costs incurred. However, SCTN and PWI agree to develop a sales kit and training sessions to support this and other sales efforts.

3.3.     Customer acquisition planning

         PWI and SCTN intend to jointly develop a plan for the acquisition of customers for SCTN's Loyalty applications based on Proton's multi-application smart card technology. The customer acquisition plan shall be in place no later than 90 days after the execution of the contract. However, execution of the plan will commence according to the schedule for the availability of product.

         Each partner acquires a global, non-transferable, non-exclusive right to use the finished plan or preliminary stages thereof solely in the context of this agreement. Furthermore, neither party may pass the plan or its preliminary stages to a competitor of the other party, or use it in any way in connection with such a competitor. If the agreed resources are not sufficient for completion of the plan, the parties may agree, in writing, to make further resources available. If such an agreement is not reached, the work on the customer acquisition plan will be discontinued.

3.4.     Sales calls

         Joint calls on customers will be jointly prepared and the details of the offer and its conditions agreed between the partners adequately in advance of the call. Unless explicitly otherwise agreed in writing, each partner itself bears the costs that it originates.

3.5.     Joint promotional activities

         It is understood by the parties that a mutually agreed to press release describing the intent of the parties as laid out in this agreement will be released within 5 business days after the execution of the agreement.

co-MKTG PWI-SCTNv21.doc                 3                               10/19/01
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                            Confidential Information


3.6.     Joint business plan

         PWI and SCTN will jointly develop a business plan for approaching the multi-application smart card market segment with the Prisma based Loyalty application described herein. The business plan shall be in place 90 days after the execution of the agreement.

         Each partner acquires a global, non-transferable, non-exclusive right to use the finished plan or preliminary stages thereof solely in the context of this agreement. However, neither partner may pass the plan or its preliminary stages to a competitor of the other partner, or use it in any way in connection with such a competitor. If the agreed resources are not sufficient for completion of the business plan, the partners may agree in writing to make further resources available. If such an agreement is not reached, the work on the business plan will be discontinued.

3.7.     Development activities

3.8. Joint development activities are agreed in writing by means of a separate development agreement on a case by case basis. Before the execution of such a development agreement there is no obligation to undertake development activities and no entitlement to remuneration or payment of expenses. For the sake of clarity, the parties acknowledge that they have signed a Licensing agreement that enables the integration of SCTN's Loyalty solutions to the Proton Prisma technology. This paragraph will have no effect on that agreement Mutual support

         Both parties undertake to use reasonable efforts to support each other within the prudent limits of their commercial and operational capabilities, except where otherwise provided under this Agreement. Such support shall not include the disclosure of know-how or the performance of any services for the respective other party that exceed those specifically provided under this Agreement. Each party undertakes to behave fairly and cooperatively towards the other party at all times and to take fair and reasonable account of the other party's interests.

3.9.     External communications

         The parties agree to consult on any report or information on their cooperative activities before its publication. An exception to this rule is only admissible if, in the case of public relations contacts that occur orally, e.g. interviews with the press, prior consultation is not possible. In such a case, the party concerned may repeat information on the cooperation that is already in the public domain. Information that has not yet been published may not be disclosed.

3.10.    Use of company name and logo

         PWI consents to SCTN using the company name Proton World International and the company logo in the form made available to it in Annex 2 for the term of the Agreement as follows:

         - the cooperation with PWI may be indicated on all promotional materials, using the form of expression as stated in Annex 2

co-MKTG PWI-SCTNv21.doc                 4                               10/19/01
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                            Confidential Information


         - PWI company name and logo may be used on SCTN's Internet site in the format shown in Annex 2

         -        Web site links

         SCTN consents to PWI using SCTN's company name and logo as follows:

         -        Web site links

         - SCTN's company name and logo may be used on PWI Internet site in the format shown in Annex 2

         - the cooperation with SCTN may be indicated on all promotional materials, using the form of expression as stated in Annex 2

3.11.    Alterations and additions

         The parties are aware that in the course of their cooperation alterations and additions to the subject of the Agreement will be necessary in order to sustain the effectiveness and focus of the cooperative activities. They are therefore fundamentally prepared to discuss initiatives for alterations and additions at any time with the other party. However, the parties are aware that the exercise of a certain discipline in documenting the subject of the Agreement, among other aspects, is necessary to ensure the long-term success of the cooperation. They therefore explicitly agree that alterations and additions to the subject of this Agreement shall not be legally binding unless and until they have been confirmed in writing by both parties on the same document. The text of such document shall refer to this Partnering Agreement.

4.       Non-disclosure

4.1. The parties hereto agree to treat all information in connection with this Agreement and all other confidential information belonging to the parties and/or affiliated organizations as confidential.

4.2. Unless explicitly otherwise agreed by the parties, "confidential information" shall be taken to mean:

         a) All and any information that one of the parties to this Agreement has designated as confidential.

         b) Lists of customers, lists of suppliers, detailed information on customers, accounting data and information on business plans and business activities in the fields of administration, finance or marketing.

         c) Technical specifications, drawings, descriptions, blueprints, documents, tapes, samples etc.

4.3. The parties agree to treat such confidential information as secret and not to use it, in whole or in part, for any purposes other than for the fulfillment of this Agreement. The parties hereto agree not to disclose confidential information to third parties, either by publication or in any other form, unless both parties agree to such disclosure. Either

co-MKTG PWI-SCTNv21.doc                 5                               10/19/01
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                            Confidential Information


         party may disclose confidential information of the other party or of the customer to its employees or affiliated companies if this is necessary for fulfillment of this Agreement. However, this presupposes that the employees or affiliated companies concerned have entered into an obligation to maintain confidentiality in such a way as if they were themselves parties to this Agreement.

4.4. The provisions of this Agreement and the resulting circumstances shall also be treated as confidential.

4.5.     This clause does not protect confidential information that

         a) is or becomes publicly accessible without breach of this Agreement,

         b) one of the parties has received from third parties in a legally permissible way without being bound by an obligation to preserve confidentiality,

         c)       must be published, according to statutory or common law,

         d) one of the parties can prove by means of written records that it has developed independently,

         e) has been released in writing for publication by the party to which it belongs.

4.6. On demand, or on expiry or termination of this Agreement, each party shall return to the other party all written documents or descriptive materials, including drawings, blueprints, descriptions or other papers, documents, tapes or any other medium that contains confidential information belonging to the other party. Both parties undertake to conclude agreements with those of their employees or other persons who have access to confidential information belonging to the parties in such a way that fulfillment of the provisions of this Agreement can be ensured.

4.7. All and any original materials or documents that have been drawn up, produced or prepared by either party as a consequence of this Agreement are property of the party that has produced these materials or documents. Neither party will copy, in whole or in part, any original materials that have been developed under this Agreement by the other party, unless this serves the purposes of this Agreement.

5.       Proposals; Agreements with Third Parties

         This Partnering Agreement does not constitute an adequate basis for submitting joint or coordinated proposals or concluding joint or coordinated agreements with customers, suppliers or other third parties. In these cases the cooperative activity takes place solely on the basis of separate, written agreements that must be concluded adequately in advance of such activity.

6.       Liability

6.1. Neither of the parties hereto shall be liable to the other for any breach of obligations under this Agreement if such breach is due to circumstances beyond its control, in particular to cases of force majeure.

co-MKTG PWI-SCTNv21.doc                 6                               10/19/01
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                            Confidential Information

6.2. Irrespective of the nature of the claim, each party shall only be liable to the other for actual, provable damage or loss caused by this party with harmful intent or by negligence. Each party's liability towards the other party under this Agreement shall be limited to the sum of USD 25,000. Neither party shall be liable to the other under any circumstances for indirect or consequential damage or losses, including loss of profit.

6.3. The above provisions comprehensively govern all legal consequences and the entire liability of each party in connection with matters under this Agreement, with the exception of claims based on mandatory law.

7.       Termination

7.1. Either party may terminate this Agreement effective at the end of a calendar year by giving the other party three months' prior written notice.

7.2. The right of either party to terminate for cause remains intact. Cause for termination may be given in the following instances:

         - if one of the parties hereto has persistently failed to comply with material obligations under this Agreement,

         - if insolvency proceedings have been instituted against one of the parties,

         - if there is a material change in the ownership or management structure of SCTN that results in a situation where SCTN is owned or controlled by a competitor of PWI.

7.3. The provision in 4. above concerning non-disclosure shall survive termination of this Agreement.

8.       Other provisions

8.1. Unless otherwise explicitly provided in this Agreement or elsewhere, each party itself bears the expenses that it incurs as a result of this Partnering Agreement, e.g. costs of travel, working time, materials.

8.2. Each party acts as an independent organization and no agency, partnership, joint venture or other joint marketing relationship is established by this Agreement or its implementation. In particular no joint property or joint assets and liabilities are created thereby.

8.3. If any term or provision of this Agreement is invalid, legally ineffective or unenforceable, the validity, legal effectiveness and enforceability of the remaining provisions shall not be affected thereby. In such a case, the parties shall agree on a legally effective provision that comes as close as possible to their original intentions. The same applies analogously to any omission from the contractual provisions.

8.4. This Agreement shall be construed in accordance with and governed by Belgian law.

co-MKTG PWI-SCTNv21.doc                 8                               10/19/01
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                            Confidential Information


8.5. Amendments to this Agreement shall not be effective unless agreed explicitly in writing.

9.       Annexes

Annex 1:  Lead Details

Annex 2:  Company Name and Logo

Signed in Brussels on _________________                Signed in California on
                                                       19th October 2001

By:                                                    By: /s/ Richard T. Hauge
   -----------------------------------                     --------------------
   Armand Linkens                                          Richard T. Hauge
   CEO Proton World International NV SA                    SVP Global Alliances


Signed in California on 19th October 2001

By: /s/ Michael C. Nash
   -------------------------------------
   Michael C. Nash
   President Proton World Americas Inc.


co-MKTG PWI-SCTNv21.doc                 9                               10/19/01
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Annex 1, Lead Details





co-MKTG PWI-SCTNv21.doc                10                               10/19/01
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Annex 2  , Company Name and Logo





co-MKTG PWI-SCTNv21.doc                11                               10/19/01